Exhibit 99.(d)(2)(X)

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this 14th day of March, 2024 by and among American Beacon Funds, a Massachusetts Business Trust (“Trust”), American Beacon Advisors, Inc., a Delaware Corporation (the “Manager”), and DePrince, Race & Zollo, Inc., a Florida Corporation (the “Adviser”)

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), consisting of one or more separate series of shares (each, a “fund”), each having its own assets and investment objective(s), policies and restrictions; and

WHEREAS, the Trust has retained the Manager to provide the Trust with business and asset management services, subject to the control of the Board of Trustees (the “Board”); and

WHEREAS, the Trust’s agreement with the Manager permits the Manager to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Manager and the Trust desire to retain the Adviser to render investment management services to the Trust with respect to certain of its funds and such other funds as the Trust and the Adviser may agree upon and so specify in the Schedule(s) attached hereto (collectively, the “Funds”) and as described in the Trust’s registration statement on Form N-1A as amended from time to time, and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.      (a) Duties of the Adviser. The Manager and the Trust appoint the Adviser to manage the investment and reinvestment of such portion, if any, of the Funds’ assets as is designated by the Manager from time to time, and, with respect to such assets, to continuously review, and administer the investment program of the Funds, to determine in the Adviser’s discretion the securities to be purchased or sold, to provide the Manager and the Trust with records concerning the Adviser’s activities which the Trust is required to maintain, and to render regular reports to the Manager and to the Trust’s officers and Trustees concerning the Adviser’s discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities (1) in conformity with all applicable securities and related laws, including but not limited to the Investment Company Act, the Advisers Act, the Commodity Exchange Act, the Securities Act of 1933 (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”), and Subchapter M and other applicable provisions of the Internal Revenue Code of 1986, as amended (2) subject to the Manager’s oversight and the control of the officers and the Trustees of the Trust and in compliance with such policies as the Board may from time to time establish, (3) in compliance with the objectives, policies, and limitations for each such Fund set forth in the Trust’s current

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registration statement as amended from time to time, applicable laws and regulations, and the terms and conditions of any regulatory relief upon which the Trust may rely from time to time with respect to a Fund, (4) in compliance with such other investment guidelines or restrictions established from time to time by the Manager or the Trust which shall be communicated in writing by the Manager to Adviser in advance, and (5) in accordance with the terms and conditions of this Agreement. The Adviser accepts such appointment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

The Adviser may from time to time seek assistance from and rely upon investment advisory resources available to it through its affiliated companies, provided the Manager has provided prior written consent and the arrangement is subject to a written agreement, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall the Manager or the Funds be responsible for any additional fees or expenses hereunder as a result. In all cases, the Adviser shall remain liable as if such services were provided directly. The Adviser shall not pay a fee based on the assets of the Funds to any person providing research, and/or any investment adviser to the Adviser, without the written consent of the Manager. (With respect to any of the Fund assets allocated for management by the Adviser, the Manager will make the investment decisions with respect to that portion of assets which the Adviser deems should be invested in short-term money market instruments. The Manager agrees to provide this service.)

The Manager will instruct the Trust’s custodian(s) to hold and/or transfer the Funds’ assets in accordance with Proper Instructions received from the Adviser. (For this purpose, the term “Proper Instructions” shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its custodian(s), but generally refers to a writing by the representatives of the Adviser who have been authorized by the Trust’s Board from time to time to provide instructions to the Trust’s custodian. For the purpose of clarification, “Proper Instructions” can be instructions in any format, including without limitation, electronic instructions that are agreed upon by the Adviser and the Trust’s custodian.)

The Adviser is authorized on behalf of the Funds, and consistent with the investment discretion delegated to the Adviser herein, to: (i) enter into agreements and execute any documents including without limitation, futures and options transactions, brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, and other investment related agreements required to meet the obligations of the Trust with respect to any investments made for the Funds. Such documentation includes, but is not limited to, any market and/or industry standard documentation and the standard representations contained therein. Adviser is authorized on behalf of Manager to make all elections required in such agreements, instruments and documentation and to make and receive all related notices from brokers or other counterparties. Manager also authorizes Adviser as agent and attorney-in-fact to make transactions in futures contracts and options on futures contracts on margin for the Funds, and authorizes each broker with whom Adviser makes such transactions to follow its instructions with respect to such transactions. Manager understands and agrees that Adviser will determine that such transactions are permitted before instructing a broker to enter into such transactions and that any broker receiving an order for any such transaction will have no independent obligation to ensure that the

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transactions are consistent with the Trust’s registration statement or the Funds’ investment guidelines; and (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures, provided, however, that (a) the Adviser shall be responsible for ensuring that any such representations are consistent with the relevant Fund’s investment policies and other governing documents; (b) the Adviser shall be responsible for providing all notifications and delivering all documents required to be provided or delivered by a Fund under such documentation; and (c) the Adviser shall immediately notify the Manager of any event of default, potential event of default or termination event affecting a Fund under such documentation. The Adviser further shall have the authority to instruct the custodian to: (i) pay cash for securities and other property delivered for the Fund, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold for the Fund; and (iii) deposit margin or collateral, which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Funds with respect to any investments made pursuant to the Trust’s registration statement, provided, however, that unless otherwise approved by the Manager, any such deposit of margin or collateral shall be effected by transfer or segregation within an account maintained for the Funds by its custodian subject to a control agreement, acceptable in form and substance to the Manager, pursuant to which such custodian agrees and accepts entitlement, orders or instructions from the secured party with respect to such margin or collateral. The Adviser shall not have the authority to cause the Manager or the Trust to deliver securities or other property, or pay cash, to the Adviser. The Adviser will not be responsible for the cost of securities or brokerage commissions or any other Trust expenses except as specified in this Agreement.

(b) Valuation. In accordance with procedures and methods established by the Board, which may be amended from time to time, the Adviser will provide assistance to the Manager in determining the value of all securities and other investments owned by the Funds, and use reasonable efforts to arrange for the provision of fair valuation information or prices from parties independent of the Adviser with respect to the securities or other investments owned by the Funds for which market prices are not readily available. The Adviser will monitor the securities and other investments owned by the Funds for potential significant events that could affect their values and notify the Manager when, in its opinion, a significant event has occurred that may not be reflected in the market values of such securities. The Adviser will maintain adequate records with respect to securities valuation information provided hereunder, and shall provide such information to Manager upon request.

(c) Compliance and Other Matters. The Adviser, at its expense, shall provide the Manager with such compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be agreed upon by such parties from time to time. The Adviser also shall:

(i)	continue to be a duly formed legal entity, validly existing under the laws of its jurisdiction of formation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;
(ii)	be registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Advisers Act, and be registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to
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be so registered or licensed, except where the failure to be so licensed would not have an adverse effect on the Adviser, Manager or Trust. The Adviser shall maintain such registration or license in effect and in good standing at all times during the term of this Agreement;

(iii)	maintain any necessary registrations, licenses, or exemptions, to the extent required, with the U.S. Commodity Futures Trading Commission (“CFTC”) and/or National Futures Association;
(iv)	at all times provide its best judgment, effort, advice and recommendations to the Manager and the Trust in carrying out its obligations hereunder;
(v)	use the same care and skill in providing such services as it uses in providing services to other accounts for which it has investment management responsibilities;
(vi)	(a) cooperate with and provide reasonable assistance to the Manager, the Trust’s administrator, custodian, transfer agent and pricing agents and all other agents and representatives of the Funds, the Trust and the Manager; (b) keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Funds, the Trust and the Manager; (c) provide prompt responses to reasonable requests made by such persons; and (d) maintain any appropriate interfaces with each so as to promote the efficient exchange of information. Without limitation of the foregoing, the Adviser shall comply with all statutory and regulatory, exchange, and execution facility requirements relating to derivatives transactions entered into by the Adviser for or on behalf of the Trust or any of its Funds, including without limitation, compliance with all recordkeeping and reporting requirements pursuant to Parts 43, 45 and 46 of the regulations of the CFTC and comparable rules of the SEC (collectively, the “Derivatives Recordkeeping and Reporting Rules”);
(vii)	maintain a written Code of Ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and provide the Manager with a current copy of the Code of Ethics. The Adviser shall periodically certify to the Manager that the Adviser has complied with the requirements of Rule 17j-1 and that there have been no violations of the Code of Ethics or, if a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Manager, the Adviser shall permit representatives of the Manager to examine the reports (or summaries of the reports) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics;
(viii)	assist the Trust and the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-1 under the Investment Company Act. Specifically, the Adviser represents that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, as amended, and shall provide the CCO with reasonable access to information regarding the Adviser’s compliance program, including any material changes thereto, which access shall include on-site visits with the Adviser as may be reasonably requested from time to time and a copy of the Adviser’s chief compliance officer’s report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Adviser’s annual compliance program, as required by Rule 206(4)-7 under the Advisers Act. The Adviser will promptly report any material violations of its compliance program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the Investment
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Company Act) that have occurred with respect to the Adviser’s compliance program. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Adviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Adviser’s compliance program;

(ix)	comply with the Trusts’ policy on selective disclosure of portfolio holdings of the Funds as described in the Trusts’ current registration statement, and upon request from the Manager, provide a certification to the Manager with respect to compliance with the Funds’ selective disclosure policy;
(x)	treat confidentially and as proprietary all non-public records and other information relating to the Funds, and not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Manager, when so requested by the Manager, or required by law or regulation. If the Adviser becomes legally compelled to disclose any such records or information, other than regulatory examinations, the Adviser agrees to provide the Manager with prompt notice of that request so that the Manager may seek an appropriate protective order or other appropriate remedy to protect the confidentiality of such information, if the Manager deems such action to be necessary or appropriate. The Adviser shall take reasonable measures against unauthorized access to, or use of, non-public Fund and shareholder information that could result in substantial harm or inconvenience to any Fund or shareholder. The Adviser agrees to promptly notify the Manager after becoming aware of any information security breach or acquisition of non-public Fund or shareholder information by an unauthorized person, and agrees to comply with all applicable data breach notice requirements applicable to customer nonpublic personal information in accordance with its information security program;
(xi)	maintain comprehensive disaster recovery, business continuity and cybersecurity programs that are in accordance with applicable law and within industry standards in the Adviser’s discretion, and provide a copy of its disaster recovery, business continuity and cybersecurity programs upon reasonable request by the Manager. The Adviser shall conduct testing on its disaster recovery, business continuity and cybersecurity programs not less frequently than in accordance with its policies;
(xii)	notify the Manager within a reasonable time, to the extent permitted by applicable law, prior to any impending change of a portfolio manager, portfolio management strategy or any other material matter that may require disclosure to the Board and/or shareholders of the Funds;
(xiii)	promptly notify the Manager of any financial condition that is reasonably and foreseeably likely to impair the Adviser’s ability to fulfill its commitments under this Agreement, or of the occurrence of any event that would substantially impair the Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act. The Adviser will also promptly notify, to the extent permitted by law, the Trust and the Manager if it, a member of its executive management, or portfolio manager for a Fund is served or otherwise receives notice of: a criminal action; and any other action, suit, proceeding or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of a Fund or relating to the investment advisory services of the Adviser (other than any routine regulatory examinations);
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(xiv)	notify the Manager a reasonable time prior to the occurrence of any “assignment” (as defined in the Investment Company Act) of this Agreement by the Adviser;
(xv)	provide the Manager with a current and complete copy of the Adviser’s Form ADV, and any supplements or amendments thereto;
(xvi)	provide the Manager with a current list of persons the Adviser wishes to have authorized to give instructions to the Trust’s custodian regarding assets of the Funds;
(xvii)	be responsible for the filing of Schedule 13D/13G and Form 13F, and any non-U.S. securities filing equivalents of these filings, on behalf of the Trust reflecting holdings over which the Adviser and its affiliates have investment and/or voting discretion;
(xviii)	provide reasonable assistance to the Manager, the Trust or its agent in processing class action paperwork, for any security held within the Funds managed by the Adviser;
(xix)	regularly report to the Manager on the investment program for the Funds and the issuers and securities represented in the Funds, and furnish the Manager, with respect to the Funds, such periodic and special reports as the Manager may reasonably request, including, but not limited to, reports concerning transactions and performance of each Fund (which shall include any and all reasonable material composite performance information about other accounts managed by the Adviser that have similar investment objectives and strategies as a Fund), reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act, reliance on Section 28(e) of the Exchange Act, compliance with investment guidelines and restrictions, trade errors, liquidity determinations, and compliance with the Adviser’s Code of Ethics, and such other procedures or requirements that the Manager may reasonably request from time to time;
(xx)	promptly review the Trust’s prospectus and statement of additional information applicable to the Funds, and any amendments or supplements thereto, which relate to the Adviser or the Funds and confirm that, with respect to the disclosure respecting or relating to the Adviser, including any performance information the Adviser provides that is included in or serves as the basis for information included in the prospectus or statement of additional information, such prospectus or statement of additional information contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Adviser further agrees to notify the Manager immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the prospectus or statement of additional information for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Adviser contained therein that becomes untrue in any material respect. With respect to the disclosure respecting each Fund, the Adviser represents and agrees that the description in the Trust’s prospectus and statement of additional information regarding investment objectives and strategies is consistent with the manner in which the Adviser intends to manage the Funds, and the description of risks is consistent with risks known to the Adviser that arise in connection with the manner in which the Adviser intends to manage the Funds. The Adviser further agrees to notify the Manager immediately in the event that the Adviser becomes aware that the prospectus or statement of additional information for a Fund is inconsistent in any
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material respect with the manner in which the Adviser is managing the Fund, and in the event that the principal risks description is inconsistent in any material respect with the risks known to the Adviser that arise in connection with the manner in which the Adviser is managing the Fund. In addition, the Adviser agrees to comply with the Manager’s reasonable request for information regarding the personnel of the Adviser who are responsible for the day-to-day management of the Trust’s assets, including as may be required to be disclosed in the prospectus or statement of additional information;

(xxi)	Upon request, provide certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, or any replacement or successor filings thereto, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust;
(xxii)	provide the Manager with such other compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be reasonably necessary; and
(xxiii)	maintain an appropriate level of errors and omissions or professional liability insurance coverage.

2. Portfolio Transactions. The Adviser is authorized to select the counterparties, brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Adviser or any of its affiliates) that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain best execution as described in the Trust’s current registration statement as amended from time to time and to maintain records adequate to demonstrate compliance with this requirement. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other of its clients, the Adviser, to the extent permitted by applicable law, may aggregate the securities with other Adviser client accounts to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. The Adviser may also, on occasions when the Adviser deems it to be in the best interest of a Fund as well as other of its clients, purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Adviser in the manner it considers to be equitable and consistent with its fiduciary obligations to the Trust and the Funds and to such other customers and any policies and procedures it has adopted. In selecting brokers or dealers, the Adviser may give consideration to factors other than price, including, but not limited to, research services and market information, to the extent permitted by applicable law. Any such services or information which the Adviser receives in connection with activities for the Trust may also be used for the benefit of other clients and customers of the Adviser or any of its affiliates. The Adviser will promptly communicate to the Manager and to the officers and the Board such information relating to portfolio transactions as they may reasonably request. The Adviser shall not, without the prior approval of the Manager, effect any transactions which would cause the portion of the Fund’s assets designated to the Adviser to be out of compliance with any restrictions or policies of the Fund established by the Manager or set forth in the Fund’s registration statement. The Adviser shall not consult with any other investment sub-adviser of the Fund, of any other series of the Trust or of any other investment company under common control with the Trust, concerning transactions for the Fund in securities or other assets.

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3. Exercise of Rights. The Adviser, unless and until otherwise directed by the Manager, will exercise all rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies, converting, tendering, and exchanging or redeeming securities.

The Adviser shall receive and exercise the rights of security holders in the best interest of Fund shareholders and in accordance with the Adviser’s then current policies and procedures, including proxy voting policy and procedures, a copy of which shall have been provided to the Manager.

The Adviser shall report to the Manager in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX or any successor filing thereto), including a record of all proxies not voted and/or voted inconsistently with Adviser’s proxy voting guidelines. The Adviser shall certify at least annually, or more often as may reasonably be requested by the Manager, as to the compliance of its proxy voting policies and procedures with applicable federal statutes and regulations.

The Manager reserves the right to exercise voting rights on any assets held in the Funds on an individual security or ongoing basis.

4. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1, 2, and 3 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in the Schedule(s) attached hereto and made a part of this Agreement. Such compensation shall be accrued daily and paid to the Adviser monthly in arrears, and the Trust shall calculate the fee by applying the annual percentage rate(s) as specified in the attached Schedule(s) to the average daily net assets of the specified Funds during the relevant month. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s). Except as may otherwise be prohibited by applicable law or regulation (including any then current SEC staff interpretations), the Adviser may, in its sole discretion and from time to time, waive a portion of its compensation. The Fund is solely responsible for the payment of fees to the Adviser.

The Adviser agrees: (1) that the blended fee rate in basis points contracted hereunder with respect to the Funds listed in the Schedule(s) attached hereto will not exceed the blended fee rate in basis points contracted with an account managed according to similar investment objectives, with similar servicing requirements and of the same or smaller size (including other accounts managed for the same client); and (2) that the actual annual dollar fee paid by any other client of the same or larger size for whom the Adviser provides investment advisory services under an asset based fee arrangement (i.e., not a performance fee arrangement) for an account managed according to similar investment objectives, with similar servicing requirements will not be less than the actual annual dollar fee paid hereunder. In the event that the fee charged hereunder exceeds the fee charged to an account described in (1) or (2) above, the Adviser shall promptly notify the Manager and the fee charged hereunder shall automatically be reduced to match the fee charged to such other account from the time such fee is charged to such other account.

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The Adviser shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Adviser’s services under this Agreement, including but not limited to salaries, benefits, overhead, travel, and preparation of reports. Upon request by the Manager, the Adviser agrees to reimburse the Manager for costs associated with certain supplements to the Fund’s disclosure documents (“Supplements”). Such Supplements include those generated due to changes by Adviser requiring prompt disclosure in the Trust’s prospectus or statement of additional information, and/or the filing of an information statement and for which, at the time of notification by Adviser to Manager of such changes, the Trust is not already generating a supplement or information statement for other purposes or for which the Manager may not be able to reasonably add such changes to a pending supplement or information statement. Such changes by Adviser include, but are not limited to, changes to its structure, to key investment personnel, to investment style or management, or a change in “control” (as defined in the Investment Company Act) of the Adviser. The Adviser shall reimburse the Manager or the Trust, as applicable, for all of the costs associated with generating such Supplements, and/or any required Board and/or proxy expenses related to approving a change in control of the Adviser. Reimbursable costs may include, but are not limited to, costs of preparation, filing, printing, postage, and/or distribution of such Supplements to all existing Fund shareholders.

5. Other Services. At the request of the Trust or the Manager, the Adviser in its discretion may make available to the Trust office facilities, equipment, personnel, and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Trust or the Manager at a price to be agreed upon by the Adviser and the Trust or the Manager.

6. Reports. The Manager (on behalf of the Trust) and the Adviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

7. Status of Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, except as expressly authorized in this Agreement or unless otherwise expressly provided or authorized, have no authority to act for or represent the Manager or the Trust in any way or otherwise be deemed an agent to the Manager or the Trust.

8. Books and Records. The Adviser will maintain all accounts, books and records with respect to a Fund that are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act or the Derivatives Recordkeeping and Reporting Rules that are prepared or maintained by the Adviser on behalf of the Manager or the Trust are the property of the Manager or the Trust and will be surrendered promptly to the Manager or Trust on request, provided that the Adviser shall be entitled to retain a copy of such records if it is legally required to do so.

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9. Liability of Adviser; Indemnification. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser shall not be protected against any liability to, and shall indemnify and hold harmless, the Trust and its shareholders, the Manager, any affiliated person thereof within the meaning of Section 2(a)(3) of the Investment Company Act, and any controlling person thereof as described in Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Trust and its shareholders, the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, however arising out of or in connection with the performance of the Adviser’s responsibilities to the Trust which may be based upon: (i) any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser; or (ii) any untrue statement of a material fact contained in the Trust’s prospectus and statement of additional information applicable to a Fund, or any other Trust filings, proxy materials, reports, advertisements, sales literature or other materials pertaining to a Fund, the Trust or the Manager, or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser for use therein. The indemnification in this Section shall survive the termination of this Agreement.

10. Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust’s registration statement as required by law.

11. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its execution as to each Fund, and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually in conformity with the requirements of the Investment Company Act (and any related rules, regulations, orders, exemptions and interpretations thereunder). This Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by: the Manager upon not less than (30) thirty days nor more than (60) sixty days prior notice to the Adviser; by vote of a majority of the Board of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than (30) thirty days nor more than (60) sixty days written notice to the Adviser; by the Adviser at any time without the payment of any penalty, on sixty (60) days written notice to the Trust; upon written notice by a party to another party that the other party is in material breach of this Agreement, unless the party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party or parties alleging the breach within thirty (30) days after

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written notice; or by the Manager immediately upon written notice to the Adviser if the Adviser gives notice of any financial condition that is reasonably and foreseeably likely to impair the Adviser’s ability to fulfill its commitments under this Agreement or otherwise becomes unable to discharge its duties and obligations under this Agreement. Upon receipt of a notice of termination from the Manager, the Adviser shall, at the reasonable request of the Manager, continue to perform the services under this Agreement, and shall cooperate with the transfer of data, records and other resources, including shareholder information and any confidential information, as instructed by the Manager. Any notice of termination served on the Adviser by the Manager shall be without prejudice to the obligation of the Adviser to complete transactions already initiated or acted upon with respect to a Fund. This Agreement will automatically and immediately terminate in the event of its assignment.

A notice period provided in this Section may be waived by the party required to be notified, in its absolute discretion.

As used in this Section 11, the terms “assignment” and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the Investment Company Act (and any related rules, regulations, orders and interpretations thereunder), subject to such exemptions as may be granted by the SEC under said Act.

12.  Severability. If any provision of this Agreement shall be held or made invalid or unenforceable by a court of competent jurisdiction, statute, rule or otherwise, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be valid and enforceable in any respect, it will not be given effect, and the remainder of the Agreement will be enforced as if such provision had never been included.

13.  Amendments. This Agreement may be amended by mutual written consent, subject to approval by the Board and the Fund’s shareholders to the extent required by the Investment Company Act, subject to such exemptions as may be granted by the SEC under said Act.

14.  Miscellaneous.

(a)  Governing Law and Venue. This Agreement shall be governed by the laws of Texas without giving effect to any conflict of laws provisions thereof; provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act.

(b)  Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act will be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, orders or interpretations of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “assignment” and “affiliated persons,” as used herein, will have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of

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this Agreement is relaxed by a rule, regulation, order, exemption or interpretation of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation, order, exemption or interpretation.

(c)  Use of Name. Adviser authorizes Manager’s use of the Adviser’s service marks and/or trademarks in connection with the marketing of the Fund(s), including but not limited to, in the Fund(s)’ registration statements and fact sheets. In addition, the Manager acknowledges and agrees that it has no rights in or to the Adviser’s name beyond the limited use rights granted herein.

(d)  Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

(e)  No Implied Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Either party’s failure to insist in any one or more instances upon strict performance by the other party of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof. To the maximum extent permitted by applicable law, rule or regulation, (i) no provision of this Agreement and no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the provision, claim or right unless in a writing signed by the other parties, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(f) Shareholder Rights. For the avoidance of doubt, ownership of shares in a Fund shall not entitle shareholders to any rights, privileges, claims or remedies under this Agreement including, without limitation, any third party beneficiary rights.

(g) Entire Agreement. This Agreement constitutes the entire understanding between the parties and supersedes any and all prior or contemporaneous understandings and agreements, whether oral or written, between the parties, with respect to the subject matter hereof.

(h) Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

(i) Applicability to Multiple Funds. In the event the terms of this Agreement are applicable to more than one Fund of the Trust as specified in Schedule(s) A attached hereto, the Manager and the Trust are entering into this Agreement with the Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained herein shall be understood as applying separately with respect to each Fund as if contained in separate agreements among the Manager, the Trust and the Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first written above, provisions of such Schedule shall be deemed to be incorporated into this

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Agreement as it relates to such Fund so that, for example, the execution date for the purposes of Section 11 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

(j) Notices. Any notices required to be given hereunder may be delivered by hand, facsimile, deposited with a nationally recognized overnight carrier, or mailed by certified mail, return receipt requested, postage prepaid, in each case, to the address of the other party listed below (or such other address as may be furnished by a party in accordance with this paragraph). All such notices or communications shall be deemed to have been given and received (a) in the case of personal delivery or facsimile, on the date of such delivery, (b) in the case of delivery by a nationally recognized overnight carrier, the earlier of (i) the date of receipt or (ii) the third business day following dispatch and (c) in the case of mailing, on the seventh business day following such mailing. All such notices shall be delivered to:

A.	If to the Trust:

American Beacon Funds

220 East Las Colinas Blvd.

Suite 1200

Irving, TX 75039

Attention: Chief Legal Officer

Facsimile: 817-391-6131

B.	If to the Manager:

American Beacon Advisors, Inc.

220 East Las Colinas Blvd.

Suite 1200

Irving, TX 75039

Attention: Chief Investment Officer

            with a copy to General Counsel at the same address.

Facsimile: 817-391-6131

C.	If to the Adviser:

DePrince, Race & Zollo, Inc.

250 Park Avenue South, Suite 250

Winter Park, FL 32789

Attention: Angela Johnston, CFO

            with a copy to Kelly Carbone, Managing Partner at the same address

Facsimile: 407-841-8778

15. Trust and Shareholder Liability. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Amended and Restated Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more Fund, the

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obligations hereunder shall be limited to the respective assets of that Fund. The Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Board or any individual Trustee of the Trust.

A copy of the Amended and Restated Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

DePrince, Race & Zollo, Inc.		American Beacon Advisors, Inc.

By:	/s/ Angela Johnston	By:	/s/ Paul B. Cavazos
Name:	Angela Johnston		Paul B. Cavazos
Title:	CFO		Senior Vice President

American Beacon Funds

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President
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Schedule A

To the

Investment Advisory Agreement

Among

American Beacon Funds

American Beacon Advisors, Inc.

and

DePrince, Race & Zollo, Inc.

The American Beacon Small Cap Value Fund (the “Fund”), a series of American Beacon Funds (the “Trust”), shall pay DePrince, Race & Zollo, Inc. (“Adviser”) pursuant to Section 4 of the Investment Advisory Agreement among the Trust, American Beacon Advisors, Inc. and the Adviser for rendering investment management services with respect to the Fund the following fee for all Fund assets under Adviser’s management.

[  ]% of assets managed

If the management of the accounts commences or terminates at any time other than the beginning or end of a calendar month, the fee shall be prorated based on the portion of such calendar month during which the Agreement was in force.

Dated: as of March 14, 2024

DePrince, Race & Zollo, Inc.		American Beacon Advisors, Inc.

By:	/s/ Angela Johnston	By:	/s/ Paul B. Cavazos
Name:	Angela Johnston		Paul B. Cavazos
Title:	CFO		Senior Vice President

American Beacon Funds

By:	/s/Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President
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